HOTCHKIS & WILEY FUNDS THIRD AMENDMENT TO THE
NOVATED DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT dated as of July 1, 2026, to the novated Distribution Agreement, dated as of September 30, 2021 (the "Agreement"), as amended, is entered into by and among HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the “Trust"), HOTCHKIS & WILEY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the "Advisor") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and Distributor (“Parties”) desire to amend Exhibit A of the Agreement to clarify that the Funds list does not include any share class of a Fund that is listed on one or more national securities exchanges; and

WHEREAS, the Parties wish to amend the Agreement to reflect an updated address for Distributor; and,

WHEREAS, Section 10.B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree that (1)Exhibit A of the Agreement is deleted and replaced with Exhibit A attached hereto and (2) All references in the Agreement to Three Canal Plaza, Suite 100, Portland, ME 04101 as the address of Distributor are hereby deleted in their entirety and replaced by 190 Middle Street, Suite 301, Portland, ME 04101.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS & WILEY FUNDS	HOTCHKIS & WILEY CAPITAL MANAGEMENT, LLC
By: /s/Anna Marie Lopez, President	By: /s/Anna Marie Lopez
Anna Marie Lopez, President	Anna Marie Lopez, Chief Operating Officer

QUASAR DISTRIBUTORS, LLC
By: /s/Teresa Cowan
Teresa Cowan, President

EXHIBIT A

As of July 1, 2026 FUND LIST
Hotchkis & Wiley Large Cap Disciplined Value Fund Hotchkis & Wiley Global Value Fund
Hotchkis & Wiley High Yield Fund
Hotchkis & Wiley International Small Cap Diversified Value Fund Hotchkis & Wiley International Value Fund
Hotchkis & Wiley Large Cap Fundamental Value Fund Hotchkis & Wiley Mid-Cap Value Fund
Hotchkis & Wiley Small Cap Diversified Value Fund Hotchkis & Wiley Small Cap Value Fund
Hotchkis & Wiley Value Opportunities Fund HW Opportunities MP Fund

The Parties agree that this Fund list does not include any share class of a Fund that is listed on one or more national securities exchanges (“ETF Share Class”).
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